UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2013

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

New Bank of America Credit Facility.  On February 28, 2013, Summer Infant, Inc. (the “Company”) and its subsidiary, Summer Infant (USA), Inc., entered into a new loan and security agreement (the “BofA Agreement”) with Bank of America, N.A., as agent, the financial institutions party to the agreement from time to time as lenders, and Merrill Lynch, Peirce, Fenner & Smith Incorporated, as sole lead arranger and sole book runner.  The BofA Agreement replaces the Company’s prior credit facility with Bank of America.

The BofA Agreement provides for an $80 million, asset-based revolving credit facility, with a $10 million letter of credit sub-line facility.  The total borrowing capacity is based on a borrowing base, which is defined as 85% of eligible receivables plus the lesser of (i) 70% of the value of eligible inventory or (ii) 85% of the net orderly liquidation value of eligible inventory and less reserves.  Total borrowing capacity under the BofA Agreement at February 28, 2013 was $62.4 million.

The scheduled maturity date of loans under the BofA Agreement is February 28, 2018 (subject to customary early termination provisions).  All obligations under the BofA Agreement are secured by substantially all the assets of the Company, subject to the first priority lien on certain assets held by the term loan lender described below.  In addition, Summer Infant Canada Limited and Summer Infant Europe Limited, subsidiaries of the Company, are guarantors under the BofA Agreement.  Proceeds from the loans will be used to satisfy existing debt, pay fees and transaction expenses associated with the closing of the BofA Agreement, pay obligations under the BofA Agreement, make payments on the term loan described below, and for lawful corporate purposes, including working capital.

Loans under the BofA Agreement bear interest, at the Company’s option, at a base rate or at LIBOR, plus applicable margins based on average quarterly availability under the BofA Agreement and ranging between 1.75% and 2.25% on LIBOR borrowings and 0.25% and 0.75% on base rate borrowings.  Interest payments are due monthly, payable in arrears.  The Company is also required to pay an annual non-use fee of 0.375% of the unused amounts under the BofA Agreement, as well as other customary fees as are set forth in the BofA Agreement.  As of February 28, 2013 the base rate on loans was 3.75% and the LIBOR rate was 2.25%.

Under the BofA Agreement, the Company must comply with certain financial covenants, including that the Company (i) for the first year of the loan, maintain and earn a specified minimum, monthly consolidated EBITDA amount, with such specified amounts increasing over the first year of the loan to a minimum consolidated EBITDA of $12 million at February 28, 2014, and (ii) beginning with the fiscal quarter ending March 31, 2014, maintain a fixed charge coverage ratio of at least 1.0 to 1.0 for each period of four fiscal quarters most recently ended.  For purposes of the financial covenants, consolidated EBITDA is defined as net income before interest, taxes, depreciation and amortization, plus certain customary expenses, fees and non-cash charges and minus certain customary non-cash items increasing net income.

The BofA Agreement contains customary affirmative and negative covenants.  Among other restrictions, the Company is restricted in its ability to incur additional debt, make acquisitions or investments, dispose of assets, or make distributions unless in each case certain conditions are satisfied.  The BofA Agreement also contains customary events of default, including a cross default, the occurrence of a material adverse event and the occurrence of a change of control.  In the event of a default, all of the obligations of the Company and its subsidiaries under the BofA Agreement may be declared immediately due and payable.  For certain events of default relating to insolvency and receivership, all outstanding obligations become due and payable.

The foregoing description of the BofA Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the BofA Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by this reference.

New Term Loan.  On February 28, 2013 the Company and its subsidiary, Summer Infant (USA), Inc., as borrowers, entered into a new term loan agreement (the “Term Loan Agreement”) with Salus Capital Partners, LLC, as administrative agent and collateral agent, and each lender from time to time a party to the Term Loan Agreement providing for a $15 million term loan (the “Term Loan”).

Proceeds from the Term Loan will be used to repay certain existing debt, to finance the acquisition of working capital assets in the ordinary course of business and capital expenditures, and for general corporate purposes.  The Term Loan is secured by certain assets of the Company, including a first priority lien on intellectual property, plant, property and equipment, and a pledge of 65% of the ownership interests in certain subsidiaries of the Company.  The Term Loan matures on February 28, 2018.  In addition, Summer Infant Canada Limited and Summer Infant Europe Limited, subsidiaries of the Company, are guarantors under the Term Loan Agreement.

The principal of the Term Loan will be repaid, on a quarterly basis, in installments of $375,000, commencing with the quarter ending September 30, 2013, until paid in full on termination.  The Term Loan bears interest at an annual rate equal to LIBOR, plus 10%, with a LIBOR floor of 1.25%.  Interest payments are due monthly, in arrears.  As of February 28, 2013 the interest rate on the Term Loan was 11.25%.

The Term Loan Agreement contains customary affirmative and negative covenants substantially the same as the BofA Agreement.  In addition, the Company must comply with certain financial covenants, including that the Company (i) meet the same minimum, monthly consolidated EBITDA as set forth in the BofA Agreement and (ii) initially maintain a monthly senior leverage ratio of 1:1.  For periods after February 28, 2014, the senior leverage ratio will be based on an annual business plan to be approved by the Company’s Board of Directors and will be tested monthly on trailing twelve month basis.  For purposes of the financial covenants in the Term Loan Agreement, the senior leverage ratio is the ratio of (i) all amounts outstanding under the Term Loan Agreement and the BofA Agreement to (ii) consolidated EBITDA for the twelve-month period ending as of the last day of the most recently ended fiscal month.  The Term Loan Agreement also contains events of default, including a cross default, the occurrence of a material adverse event, the occurrence of a change of control, and the recall of products having a value of $2 million or more.  In the event of a default, all of the obligations of the Company and its subsidiaries under the Term Loan Agreement may be declared immediately due and payable.  For certain events of default relating to insolvency and receivership, all outstanding obligations become due and payable.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement and the Security Agreement, each of which is filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively, and each of which is incorporated herein by this reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, on February 28, 2013, the Company and its subsidiary, Summer Infant (USA), Inc., entered into the BofA Agreement and the Term Loan Agreement.  The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the BofA Agreement and the Term Loan Agreement is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

10.1

Loan and Security Agreement, dated as of February 28, 2013, among Summer Infant, Inc., Summer Infant (USA), Inc., the Guarantors from time to time a party thereto, the financial institutions part thereto from time to time as lenders, Bank of America, N.A., as Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Runner

10.2

Term Loan Agreement, dated as of February 28, 2013, among Summer Infant (USA), Inc., as lead borrower, Summer Infant, Inc., the Guarantors named therein, Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent, and the other lenders party thereto

10.3	Security Agreement, dated as of February 28, 2013, among Summer Infant, (USA), Inc., as lead borrower, the Company, the Guarantors named therein, and Salus Capital Partners, LLC, as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: March 4, 2013	By:	/s/ Paul Francese
Paul Francese
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1

Loan and Security Agreement, dated as of February 28, 2013, among Summer Infant, Inc., Summer Infant (USA), Inc., the Guarantors from time to time a party thereto, the financial institutions part thereto from time to time as lenders, Bank of America, N.A., as Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Runner

10.2

Term Loan Agreement, dated as of February 28, 2013, among Summer Infant, Inc., as lead borrower, the Guarantors named therein, Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent, and the other lenders party thereto

10.3	Security Agreement, dated as of February 28, 2013, among Summer Infant, (USA), Inc., as lead borrower, the Company, the Guarantors named therein, and Salus Capital Partners, LLC, as Agent